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                                                                     EXHIIT 99.1

PRESS RELEASE
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          NEBRASKA BOOK COMPANY TO CLOSE CYPRESS, CALIFORNIA WAREHOUSE

Lincoln, Neb., Aug. 9, 2006 -- Nebraska Book Company today announced plans to close the Nebraska Book Company warehouse facility located in Cypress, California, and eliminate 33 positions.

"We constantly review our business model to ensure we remain efficient and competitive," said Mike Kelly, Senior Vice President, Textbook Division, Nebraska Book Company. "One aspect of a recent review included an extensive analysis of how we manage our warehouse operations to determine its effectiveness. As a result of this review, we have made a decision to close the warehouse in Cypress, California, and move all warehouse operations to our facility in Lincoln, Nebraska."

The facility will close effective October 27, 2006, and the 33 positions will be eliminated at that time. A group of 17 employees were offered positions to remain with the company as Account Service Representatives, continuing to service College Book Company clients. Those employees will work from a smaller office location in California or re-locate to the corporate office in Lincoln, Nebraska.

All levels within the Cypress California facility were affected.

As a result of these plans, the Company expects to incur approximately $1.5 to $2.0 million of one-time employee termination benefits, contract termination expenses, and other associated costs between the date of this announcement and December 31, 2006. Going forward, the Company expects to save approximately $1.0 to $1.5 million annually in operating costs after these plans are fully implemented.

About Nebraska Book Company
Nebraska Book Company began in 1915 with a single bookstore near the University of Nebraska campus but now serves more than 2.1 million students through its network of 250 stores located across the country. Our Textbook Division serves more than 2,500 bookstores through the sale of over seven million textbooks, and our Complementary Services Division has installed more than 1,600 technology platforms and e-commerce sites. Additional information about Nebraska Book Company can be found at the company's website: www.nebook.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of
1995

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of the Company and statements preceded by, followed by or that include the words "may," believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements which address operating performance, events or developments that are expected or anticipated to occur in the future, including statements expressing general optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Several important factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. The factors that could cause actual results to differ materially include, but are not limited to, unexpected increases in aggregate severance paid to employees whose positions were eliminated, our ability to cost-effectively manage all warehouse operations at our facility in


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Lincoln, unexpected contract termination costs, our failure to achieve expected savings, and other risks detailed in the Company's Securities and Exchange Commission filings, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.




Media Contact:                                         Financial Contact:

Sue Riedman                                            Al Siemek
Vice President, Corporate Communications               Chief Financial Officer
Nebraska Book Company                                  Nebraska Book Company
402-421-0450                                           402-421-0499
sriedman@nebook.com                                    asiemek@nebook.com